Exhibit 23.15
CONSENT OF DONALD B. RICE
     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Virginia Holdco, Inc. in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (File No. 333-142060) under the Securities Act of 1933, as amended, relating to the business combination of Vulcan Materials Company and Florida Rock Industries, Inc.

By:	/s/ Donald B. Rice

Donald B. Rice
July 2, 2007